Exhibit 10.2
The Spectranetics Corporation
Amended and Restated Certificate of Incorporation
The Spectranetics Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), hereby certifies as follows:
1. The name of this corporation is The Spectranetics Corporation (the “Corporation”) and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 28, 1988.
2. The Amended and Restated Certificate of Incorporation of the Corporation in the form of Annex A attached hereto has been duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the DGCL.
3. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth in Annex A attached hereto.
IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed this 15th day of June, 2009.

The Spectranetics Corporation
By:	/s/ Guy Childs
Guy Childs
Chief Financial Officer

Annex A
Amended and Restated Certificate of Incorporation
of
The Spectranetics Corporation
Article I
Name
The name of the corporation is The Spectranetics Corporation (hereinafter referred to as the “Corporation”).
Article II
Registered Office; Registered Agent
The address of the registered office of the Corporation in the State of Delaware is National Registered Agents, Inc., 9 East Lockerman Street, City of Dover, County of Kent, State of Delaware, and the name of the registered agent of the Corporation at such address is National Registered Agents, Inc.
Article III
Purpose
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
Article IV
Capital Stock
Section 1. Stock and Classes Authorized.
The aggregate number of shares of capital stock which the Corporation shall have authority to issue shall be 65,000,000 shares, 60,000,000 of which shall be of a class designated as Common Stock, with a par value of $0.001 per share (hereinafter referred to as “Common Stock”), and 5,000,000 of which shall be of a class designated as Preferred Stock, with a par value $0.001 per share (hereinafter referred to as “Preferred Stock”).

Section 2. Description of the Capital Stock.
The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of capital stock or the holders thereof are as follows:
2(A) Preferred Stock.
The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of this Amended and Restated Certificate of Incorporation, as determined by the Board of Directors and stated in the resolution or resolutions providing for the issuances thereof. The Board of Directors shall have the authority to provide for the issuance of all or any shares of the Preferred Stock in one or more series and to fix by resolution or resolutions such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or special rights, and qualifications, limitations or restrictions as may be desired or any required by law. The Board of Directors may, upon the consent or affirmative vote of the holders of at least 60% of the outstanding shares of the directly affected series of Preferred Stock and upon the consent or affirmative vote of the holders of a majority of any other series or class whose consent or affirmative vote is required, amend or modify the powers, designations, rights, qualifications, limitations or restrictions of such series of Preferred Stock whether contained in this Certificate of Incorporation or any amendment hereto.
2(B) Common Stock.
Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of the Preferred Stock, and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders of the Corporation, including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Corporation, the right to receive ratably and equally all of the assets of the Corporation remaining after the payment to the holders of Preferred Stock of the specific amounts, if any, which they are titled to receive as may be provided pursuant hereto.
2(C) Issuance: No Preemptive Rights.
The shares of the capital stock may be issued by the Corporation from time to time for such consideration, not less than par value, as may be fixed by the Board of Directors. No holders of shares or any class of capital stock shall be entitled to preemptive rights to subscribe for, purchase or receive any part of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

Article V
Directors
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than four directors nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1995 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1996 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1997 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1995, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation from time to time. Election of Directors and other matters voted upon by the stockholders need not be by written ballot except to the extent provided in the By-Laws of the Corporation.
Article VI
Director Liability/Indemnification
The Corporation shall indemnify and hold harmless, and advance expenses to, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentences shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

Article VII
Amendment
The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whosoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

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